imprimis PHARMACEUTICALS

Q2-2017 | **NASDAQ: IMMY**

Investment Highlights

Ophthalmology-focused pharmaceutical company with commercial products in the three largest U.S. ophthalmic markets

13 consecutive quarters of double digit or better year over year revenue growth

Q2-2017 Net Income: $1.5M

Gross margins increased each fiscal year:
- 2014: 34%
- 2015: 46%
- 2016: 51%

2017 goals: Establish operating profits (Adj. EBITDA) and increase gross margins to 60%

13% insider ownership
- Recent additions by CEO, CFO, Director from participation in December 2016 financing

50+ patents and pending patents (US & International) for our formulations

27% ownership in Eton Pharmaceuticals
- 505(b)(2) development co.
- Synthetic Corticotropin (Incumbent: Acthar® Gel)
- Injectable Pentoxifylline (Incumbent: Xiaflex®)

1,700+ ophthalmologist customers and growing

FDA registered / inspected cGMP production facility opened in February 2017

New business lines launched in 2H 2017 within Glaucoma and Dry Eye Disease

Financial Snapshot

Trading Symbol: NASDAQ: IMMY
Price per Share: $2.50 (Aug. 1, '17)
Market Cap: $50 Million
Shares Outstanding: 20.1 Million
Avg. daily 2Q volume: 216,000 shares
52-week price range: $1.65 - $4.69


Quarterly Revenue
(in thousands of dollars)
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$3,503
$4,381
$4,907
$4,861
$5,793
$6,097
$6,857
Q4-2015
Q1-2016
Q2-2016
Q3-2016
Q4-2016
Q1-2017
Q2-2017

	Q4-2015	Q1-2016	Q2-2016	Q3-2016	Q4-2016	Q1-2017	Q2-2017
Revenue Growth	N/A	180%	149%	81%	65%	39%	40%
Gross Margin	44%	49%	56%	52%	47%	45%	52%

	Cataract / LASIK	**Glaucoma**	**Dry Eye Disease**
How many people are estimated to be affected?	4.4M procedures in the US performed annually	4M Americans have Glaucoma	20-30M Americans suffer from Dry Eye
Market size	$1B+	$2B+	$2B+
Imprimis' TAM	$500M (aggregate)	$500M	$500M
Market challenges	Eye drops are a nuisance post-procedure	Poor compliance leads to preventable blindness	Non-surgical; requires multiple "tools" to treat
Our unique value proposition and solutions	Injectable and combination eye drops to eliminate or reduce need for topical drops. Allows for better compliance, lower costs, and fewer patient callbacks to MD	Combination eye drops may increase patient compliance, decrease cost, and are preservative-free, which may reduce burning associated with other eye drops	Platform solution of topical eye drops and oral for individuals who do not respond to traditional treatments (estimated 70% patients)
Patented or patent-pending offerings	Dropless Therapy® LessDrops® MKO Melt®	Simple Drops®	Klarity™ Total Tears™ OmegaDoxy™

www.ImprimisRx.com IR Contact: 858.704.4587 ir@imprimispharma.com

Cataract / LASIK — Since 2014

Cost, call back and compliance are some of the most common complaints for post-cataract and LASIK procedure care. By utilizing SSP Technology, our patent-pending Dropless and LessDrops formulations address these issues.


SSP Technology allows active drugs to mix and become usable as an injection
Without SSP Technology large, irregular clumps of active drugs persist, not usable as an injection

Dropless Therapy compounded antibiotic and steroid formulations are available in single, injectable intraocular doses administered by physicians following cataract surgery. Dropless Therapy may substantially reduce or eliminate the need for patient-administered eye drops following surgery, thereby largely eliminating patient non-compliance and dosing errors associated with post-operative care regimens. Dropless has been dispensed over 500,000 times.

LessDrops combination topical eye drops may reduce the need for multiple post-operative eye drops following cataract, LASIK and other ocular procedures. This approach may help to cut medication costs, improve compliance and enhance the patient experience. It is estimated that LessDrops combination topical drops can require up to 50% fewer drops to be administered by patients and cost up to 75% less than current post-procedure eye drop regimens. LessDrops has been dispensed over 400,000 times.

IV Free MKO Melt (midazolam, ketamine and ondansetron) compounded conscious sedation formulation is an alternative to IV anesthesia for patients undergoing ocular or any other surgical procedure. The MKO Melt, in troche (lozenge) format, may provide consistent predictable dosing and allow for quick and easy administration, resulting in better experiences for patients and staff. Since its launch in mid-2016, the customer base grown quickly, with over 150 prescribing physicians.

Glaucoma — Launched Q3-2017

Glaucoma is a chronic, incurable, disease which damages the optic nerve and, if not treated, can lead to blindness.

Simple Drops are proprietary preservative-free combination eye drops for patients suffering from Glaucoma. Our formulations may improve compliance by reducing the number of drops patients need to administer daily and simplifying their dosage regimen. Simple Drops was launched in May of 2017 and sales of our formulations will begin impacting revenue in Q3-2017.

Dry Eye Disease — Launched Q3-2017

Dry Eye results from poor quality tears or lack of tear production, and can cause eye soreness, blurred vision, redness, and feeling particles in the eye when there are none.

Klarity is a patented topical solution and gel technology designed to protect and rehabilitate the ocular surface following ophthalmic procedures, contact lens wear, or in patients with moderate to severe DED. Our solution is preservative-free and can be formulated to any viscosity. Other drops do not treat the associated edema, free radical formation or have an agent like Chondroitin Sulfate, which can serve as a cell membrane stabilizer.

Total Tears are topical drops for moderate to severe Dry Eye patients who do not respond to traditional treatments. This customizable solution incorporates an individual's serum, found in their blood, which includes antibodies and growth factors. Published data have demonstrated the benefits of using an individual's serum for the treatment of chronic Dry Eye Disease patients.

OmegaDoxy is a patent-pending oral capsule combining omega-3 fatty acids and doxycycline. Studies have shown that consumption of antibiotics and omega-3 fatty acids may improve symptoms associated with DED. In an evaluation of 31 patients taking our OmegaDoxy formulation, and who were not responding to traditional DED treatments, 29 reported improvement in their DED signs and symptoms after 30 to 60 days.

Other Businesses & Assets

Eton is a spin-off of Imprimis. It is a separately managed and financed entity which will develop and, if approved, commercialize two patent-pending sterile drug candidates in a $2B+ annual combined drug market potential. Imprimis holds a 27% equity stake with royalty interest in the drug candidates. In June 2017, Eton raised $20M in a Series A Round and announced CEO Sean Brynjelsen will lead the company.

Surface is an Imprimis subsidiary that focuses on ocular surface diseases, including the multi-billion dollar market for Dry Eye Disease (DED). Similar to Eton, Imprimis is pursuing an opportunity to separately finance Surface to allow it to develop proprietary topical and oral 505(b)(2) drug candidates. Surface will be targeting the high percentage of patients who do not respond to current FDA-approved topical prescription DED products. Imprimis plans to retain an equity position in Surface and a royalty on commercial sales of certain Surface drug candidates.

Corporate Information

Leadership	IR Contact
Mark L. Baum, Founder/CEO	Imprimis Pharmaceuticals
Andrew R. Boll, CFO	T: 858.704.4587
John P. Saharek, CCO	E: ir@imprimispharma.com
	www.ImprimisRx.com

Source material referenced is available by contacting the company.

Other than drugs compounded at a registered outsourcing facility, all Imprimis compounded formulations may only be prescribed pursuant to a physician prescription for an individually identified patient consistent with federal and state laws.

Certain statements contained in this material contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such "forward looking statements." Forward looking statements are based on management's current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. These and additional risks and uncertainties are more fully described in Imprimis' filings with the Securities and Exchange Commission (www.sec.gov), including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Except as required by law, Imprimis undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.